SCHEDULE II
                    INFORMATION WITH RESPECT TO
           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-MIDLAND CO


GABELLI FUNDS, INC.

          THE GABELLI SMALL CAP GROWTH FUND
                      8/29/95            2,500            45.0000

          THE GABELLI EQUITY TRUST,INC.
                      9/13/95            1,000            46.5875

          THE GABELLI ASSET FUND
                     10/05/95            2,000            47.9625

          GABELLI CAPITAL ASSET FUND
                     10/20/95              400            48.8125
                      9/18/95              100            47.0000
                      9/15/95              100            47.2500
                      9/07/95            1,000            46.0000


GAMCO INVESTORS, INC.
                     10/25/95              400            48.0000
                     10/23/95              500            48.2500
                     10/19/95              400            48.2500
                     10/18/95              100            48.2500
                     10/05/95              100            47.0000
                     10/03/95              400            47.0000
                     10/02/95              900            46.9722
                      9/11/95              600-           45.7500
                      9/11/95              600            45.7500
                      9/08/95              600            45.7500
                      9/07/95              300            45.5000
                      9/05/95              700            45.2500





(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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